UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2019 (the “Effective Date”), Wingstop Restaurants Inc. (“WRI”), a wholly-owned subsidiary of Wingstop Inc. (the “Company”), entered into a Commercial Contract of Sale (the “Agreement”) with Westerman Realty Interests, LLC (“Westerman”) for the purchase and sale of a commercial office building (the “Building”) located in Addison, Texas. Pursuant to the Agreement, WRI has agreed to purchase the fee simple title to the parcel of real estate, building, improvements, fixtures and other rights associated therewith (the “Property”) for a purchase price of $18,300,000 (the “Purchase Price”). The Company has agreed to pay to Westerman an earnest money deposit of $180,000 that, subject to limited exceptions, is nonrefundable but creditable toward the Purchase Price upon the closing of the purchase and sale of the Property, which is expected to occur on September 17, 2019.

The Agreement contains customary representations, warranties, covenants, and conditions. In addition, WRI has the right to terminate the Agreement and receive a full refund of the earnest money, for any reason and in its sole discretion, at any time within 30 days from the Effective Date, during which time the Company will conduct a due diligence investigation regarding the Property. The Building contains approximately 78,000 square feet of office space, which the Company intends to convert into its new headquarters after making appropriate upgrades and renovations.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On June 25, 2019, the Company issued a press release regarding the Agreement and the Property, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Commercial Contract of Sale, by and between Westerman Realty Interests, LLC and Wingstop Restaurants Inc., dated as of June 19, 2019.

99.1	Press release, dated June 25, 2019.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	June 25, 2019	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)